RAMP SERIES 2005-RS6 TRUST

1	S&P expected loss on single B category: ARM 3.50%/ Fixed 3.30% (Provided by S&P, NOT tieout by accountant)

2	% Loss of "BB+" Class Princ

TRIGGERS FAIL			Libor forward - 50			Libor forward			Libor forward +200			Libor forward + 400
% Writedown		100%	125%	150%	100%	125%	150%	100%	125%	150%	100%	125%	150%
	Coll Loss %		Prepay Ramp			Prepay Ramp			Prepay Ramp			Prepay Ramp

	1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
S&P Loss Ramp*
	3	0.00%	0.00%	27.89%	0.00%	0.00%	23.67%	0.00%	0.00%	4.98%	0.00%	0.00%	0.00%

	4	0.00%	51.05%	100.00%	0.00%	50.22%	100.00%	0.00%	51.18%	86.96%	21.17%	64.06%	65.42%

3	% Loss of "BB+" Class Princ

TRIGGERS PASS			Libor forward - 50			Libor forward			Libor forward +200			Libor forward + 400
% Writedown		100.00%	125.00%	150.00%	100.00%	125.00%	150.00%	100.00%	125.00%	150.00%	100.00%	125.00%	150.00%
	Coll Loss %		Prepay Ramp			Prepay Ramp			Prepay Ramp			Prepay Ramp

	1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	2	0.00%	3.46%	0.00%	0.00%	3.49%	0.00%	0.00%	3.13%	0.00%	0.00%	4.31%	0.00%
S&P Loss Ramp
	3	0.00%	13.41%	0.00%	0.00%	13.09%	0.00%	7.10%	12.04%	0.00%	20.39%	14.39%	0.00%

	4	24.47%	20.41%	0.00%	24.62%	20.44%	0.00%	25.14%	20.50%	0.00%	31.12%	20.50%	0.00%

4	Breakeven Runs

TRIGGERS FAIL			Libor forward - 50			Libor forward			Libor forward +200			Libor forward + 400
		100%	125%	150%	100%	125%	150%	100%	125%	150%	100%	125%	150%
			Prepay Ramp			Prepay Ramp			Prepay Ramp			Prepay Ramp

	1st $ Loss CDR	2.50 CDR	2.32 CDR	2.17 CDR	2.46 CDR	2.31 CDR	2.21 CDR	2.22 CDR	2.24 CDR	2.38 CDR	2.13 CDR	2.61 CDR	3.12 CDR

	Cumulative Loss to Pool	6.06%	4.50%	3.49%	5.97%	4.49%	3.56%	5.42%	4.36%	3.82%	5.21%	5.06%	4.99%

	WAL	12.32	9.54	7.42	12.35	9.53	7.42	12.48	9.54	7.41	12.52	9.48	7.30

	Period of 1st $ Loss	204	122	124	186	132	113	168	148	98	171	136	129

	Princ Window	121 - 360	93 - 359	72 - 359	121 - 360	93 - 359	72 - 359	123 - 360	93 - 359	72 - 359	123 - 360	92 - 359	70 - 359

	Gap in Princ(Y/N)	N	N	N	N	N	N	N	N	N	N	N	N

* SP default assmuptions are in tab "SP Defaults"
SP prepayment ramps-nim

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CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the under-
lying assests has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliiates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced seurity will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no
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